Exhibit 10(b)

FleetBoston Financial Corporation

Revised Schedule of Executive Officers Who Have Entered into

Certain Change in Control Agreements

A.	Benefit — 3x Base Plus Bonus:

Terrence P. Laughlin

Eugene M. McQuade

H. Jay Sarles

Anne M. Finucane

Richard A. Higginbotham

Brian T. Moynihan

M. Anne Szostak

B.	Benefit — 2x Base Plus Bonus:

Norman J. DeLuca

Joseph R. Dewhirst

Ernest L. Puschaver

Kenneth J. Sax